Exhibit 15.1
June 23, 2010
Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561
Dear Sirs/Madams:
We have read the information required by Item 16 F of Form 20-F dated June 23, 2010 of KB Financial Group Inc., and have the following comments:
1.	We agree with the statements made in the first, second and fourth paragraphs in the section “Change in Registrant’s Certifying Accountant” on page 212.

2.	We have no basis on which to agree or disagree with other statements of the registrant contained therein.
Yours sincerely,
/s/ DELOITTE ANJIN LLC